UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event

reported):  November 28, 2006

Emerson Electric Co.

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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.   Regulation FD Disclosure.

The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders – 3 Month Summary

(Percent change. Trailing 3-month average versus prior year.)

	Aug ’06	Sept ’06	Oct ’06
Process Management	+20	+15 to +20	+10 to +15
Industrial Automation	+10 to +15	+10 to +15	+10 to +15
Network Power	+10 to +15	+5 to +10	+5 to +10
Climate Technologies	+10	-5 to -10	-10 to -15
Appliance and Tools	+5 to +10	+0 to +5	+0 to +5
Total Emerson	+10 to +15	+5 to +10	+5

October 2006 Order Comments:

Order growth moderated to 5 percent for the three months ended in October. Favorable currency exchange rates contributed approximately 1 percentage point to the increase.

Process Management orders moderated compared to September but remained strong across the segment. Growth was led by the valve and systems businesses.

Orders for Industrial Automation remained strong. Growth for this segment was led by the power generating alternator and electronic drives businesses.

Network Power order growth for the three months ended in October held in the 5 to 10 percent range. Growth for this segment was led by the uninterruptible power supply (UPS), precision cooling and China power systems businesses.

Climate Technologies order trends moderated compared to September as the North American air-conditioning business continued to decline against tough comparisons from the prior year period. The North American air-conditioning orders were up over 50 percent in the first fiscal quarter of 2006.

Appliance and Tools order growth remained in the 0 to 5 percent range. Growth was mixed across this segment with particular strength from the residential storage business.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: November 28, 2006	By:	/s/ Timothy G. Westman
Timothy G. Westman Vice President, Associate General Counsel and Assistant Secretary